Exhibit 2

Loma Negra Compañía Industrial

Argentina Sociedad Anónima

Condensed Interim Consolidated

Financial Statements as of September 30,

2017

and for the nine months and the three

months ended September 30, 2017 and

2016

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

		Nine months ended		Three months ended
	Notes	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net revenue	4	10,834,120,934	7,040,595,091	4,164,879,581	2,697,406,710
Cost of sales	5	(7,692,749,940)	(5,256,517,525)	(3,001,302,744)	(2,046,507,972)

Gross profit		3,141,370,994	1,784,077,566	1,163,576,837	650,898,738
Share of profit (loss) of associates		—	45,191,730	—	16,382,919
Selling and administrative expenses	6	(852,098,879)	(626,622,373)	(310,266,211)	(232,118,169)
Other gains and losses	7	(3,424,125)	14,375,347	(4,750,704)	4,571,143
Tax on debits and credits to bank accounts	8	(129,369,747)	(106,189,046)	(50,361,860)	(35,605,857)
FINANCE COSTS, NET
Exchange rate differences	9	(214,916,026)	(200,849,303)	(171,778,303)	(42,909,103)
Financial income	9	38,854,877	26,188,767	19,157,269	8,958,782
Financial expenses	9	(499,065,730)	(534,972,017)	(179,305,268)	(194,442,604)

Profit before tax		1,481,351,364	401,200,671	466,271,760	175,735,849
INCOME TAX EXPENSE
Current	10	(457,121,047)	(112,844,390)	(145,395,408)	(49,474,677)
Deferred	10	(16,189,153)	(11,340,877)	(4,828,278)	(5,950,946)

NET PROFIT FOR THE PERIOD		1,008,041,164	277,015,404	316,048,074	120,310,226

OTHER COMPREHENSIVE INCOME
Items to be reclassified through profit and loss:
Exchange differences on translating foreign operations		105,582,845	36,564,028	64,549,196	7,799,062
Cash flow hedges (1)		—	(54,402,733)	—	—

TOTAL OTHER COMPREHENSIVE INCOME (LOSS)		105,582,845	(17,838,705)	64,549,196	7,799,062

TOTAL COMPREHENSIVE INCOME		1,113,624,009	259,176,699	380,597,270	128,109,288

Net Profit (loss) for the period attributable to:
Owners of the Company		925,598,613	284,085,974	295,336,732	120,910,007
Non-controlling interests		82,442,551	(7,070,570)	20,711,342	(599,781)

NET PROFIT FOR THE PERIOD		1,008,041,164	277,015,404	316,048,074	120,310,226

Total comprehensive income (loss) attributable to:
Owners of the Company		979,447,626	266,247,269	328,257,901	128,709,069
Non-controlling interests		134,176,383	(7,070,570)	20,711,342	(599,781)

TOTAL COMPREHENSIVE INCOME		1,113,624,009	259,176,699	348,969,243	128,109,288

Earnings per share (basic and diluted):	11	1.64	0.50	0.52	0.21

(1)	Net of income tax effect for 29,293,779 for the nine months period ended September 30, 2016.

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

	Notes	September 30, 2017	December 31, 2016
ASSETS
Non-current assets
Property, plant and equipment	12	5,543,710,937	4,880,927,203
Intangible assets		69,375,653	57,047,422
Investments		330,062	330,062
Goodwill		39,347,434	39,347,434
Inventories	13	186,132,742	176,021,243
Other receivables	15	265,404,034	229,281,406
Trade accounts receivable	16	95,366,087	78,430,745

Total non-current assets		6,199,666,949	5,461,385,515

Current assets
Inventories	13	1,882,653,485	1,717,088,995
Other receivables	15	305,299,106	226,314,680
Trade accounts receivable	16	1,122,171,405	629,163,568
Investments	17	170,374,292	694,208,774
Cash and banks		117,244,262	233,844,913

Total current assets		3,597,742,550	3,500,620,930

Total assets		9,797,409,499	8,962,006,445

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

	Notes	September 30, 2017	December 31, 2016
SHAREHOLDERS’ EQUITY AND LIABILITIES
Capital stock and other capital related accounts	18	55,375,011	87,209,608
Reserves		59,163,641	43,706,351
Retained earnings		925,598,613	460,157,290
Accumulated other comprehensive income	19	203,142,505	149,293,492

Equity attributable to the owners of the Company		1,243,279,770	740,366,741

Non-controlling interests		520,721,752	390,144,836

Total shareholders’ equity		1,764,001,522	1,130,511,577

LIABILITIES
Non-current liabilities
Borrowings	20	2,890,489,256	1,277,054,290
Accounts payable	21	65,111,842	81,912,576
Provisions	22	164,983,149	120,683,488
Tax liabilities	23	553,869	1,087,580
Other liabilities		28,605,632	28,273,858
Deferred tax liabilities		310,463,856	292,892,013

Total non-current liabilities		3,460,207,604	1,801,903,805

Current liabilities
Borrowings	20	1,461,679,102	3,061,974,070
Accounts payable	21	1,975,297,058	2,226,100,262
Advances from customers		188,675,130	106,956,982
Salaries and social security payables		401,779,302	380,151,193
Tax liabilities	23	510,283,398	225,086,288
Other liabilities		35,486,383	29,322,268

Total current liabilities		4,573,200,373	6,029,591,063

Total liabilities		8,033,407,977	7,831,494,868

Total shareholders’ equity and liabilities		9,797,409,499	8,962,006,445

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

	Owners´ contributions								Accumulated other comprehensive income
	Capital stock	Adjustment to Capital (1)	Share premium	Other capital adjustments	Merger Premium	Legal reserve	Environmental reserve	Future dividends reserve	Cash flow hedging reserve	Exchange differences on translating foreign operations	Retained earnings	Equity attributable to owners of the Company	Non- controlling interests	Total
Balances as of January 1, 2017	56,602,649	151,390,644	183,902,074	(403,406,965)	98,721,206	41,598,659	1,444,425	663,267	—	149,293,492	460,157,290	740,366,741	390,144,836	1,130,511,577
Resolution of the Ordinary Shareholders’ Meeting held on March, 23, 2017:														—
—Distribution of cash dividends											(444,700,000)	(444,700,000)		(444,700,000)
—Increase in optional reserve for future dividends								15,457,290			(15,457,290)
Other comprehensive income										53,849,013		53,849,013	51,733,832	105,582,845
Business combination under common control (note 18)				(31,834,597)								(31,834,597)	(3,599,465)	(35,434,062)
Net profit for the period											925,598,613	925,598,613	82,442,551	1,008,041,164

Balances as of September 30, 2017	56,602,649	151,390,644	183,902,074	(435,241,562)	98,721,206	41,598,659	1,444,425	16,120,557	—	203,142,505	925,598,613	1,243,279,770	520,721,752	1,764,001,522

(1)	Adjustment for inflation up to February 28th, 2003.

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

	Owners´ contributions								Accumulated other comprehensive income
	Capital stock	Adjustment to Capital (1)	Share premium	Other capital adjustments	Merger Premium	Legal reserve	Environmental reserve	Future dividends reserve	Cash flow hedging reserve	Exchange differences on translating foreign operations	Retained earnings	Equity attributable to owners of the Company	Non- controlling interests	Total
Balances as of January 1, 2016	56,602,649	151,390,644	183,902,074	—	98,721,206	41,598,659	1,444,425	416,976,161	54,402,733	114,949,865	349,671,383	1,469,659,799	28,128,663	1,497,788,462
Resolution of the Ordinary Shareholders’ Meeting held on March 23, 2016:
—Distribution of cash dividends											(380,687,106)	(380,687,106)		(380,687,106)
—Partial release of optional reserve for future dividends								(416,312,894)				(416,312,894)		(416,312,894)
Other comprehensive income									(54,402,733)	36,564,028		(17,838,705)		(17,838,705)
Net profit for the period											284,085,974	284,085,974	(7,070,570)	277,015,404

Balances as of September 30, 2016	56,602,649	151,390,644	183,902,074	—	98.721.206	41.598.659	1.444.425	663,267	—	151,513,893	253,070,251	938,907,068	21,058,093	959,965,161

(1)	Adjustment for inflation up to February 28th, 2003.

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

	Nine months ended
	September 30, 2017	September 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit for the period	1,008,041,164	277,015,404
Adjustments to reconcile net profit to net cash provided by operating activities
Income tax expense	473,310,200	124,185,267
Depreciation and amortization	457,486,068	368,614,807
Provisions	51,380,813	23,509,345
Interest expense	388,887,383	468,897,512
Share of profit of associates	—	(45,191,730)
Interest income	(7,966,242)	(90,546,425)
Exchange rate differences	183,856,289	204,683,337
Gain on disposal of Property, plant and equipment	(1,479,734)	(16,742,576)
Changes in operating assets and liabilities
Inventories	(150,757,492)	(348,303,039)
Other receivables	(158,093,242)	(363,123,331)
Trade accounts receivable	(497,610,374)	(57,469,542)
Advances from customers	81,718,148	9,895,097
Accounts payable	(91,408,955)	210,887,213
Salaries and social security payables	21,021,213	46,590,787
Provisions	(9,663,069)	(8,736,646)
Tax liabilities	24,225,003	120,439,605
Other liabilities	4,663,880	4,641,838
Income tax paid	(193,934,503)	(136.537.194)

Net cash generated by operating activities	1,583,676,550	792,709,729

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of Property, plant and equipment	10,332,681	13,432,676
Payments to acquire Property, plant and equipment	(939,772,811)	(623,745,977)
Payments to acquire Intangible Assets	(19,226,364)	—
Interest collected	30,300,476	—
Contributions to Trust	(21,324,619)	—

Net cash used in investing activities	(939,690,637)	(610,313,301)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,920,470,077	1,620,364,472
Interest paid	(418,047,876)	(454,422,174)
Dividends paid	(442,867,991)	(853,080,382)
Repayment of borrowings	(3,234,876,434)	(633,029,183)

Net cash used in financing activities	(1,175,322,224)	(320,167,267)

Net decrease in cash and cash equivalents	(531,336,311)	(137,770,839)
Cash and cash equivalents at the beginning of the year	803,285,795	328,404,790
Effects of the exchange rate differences on cash and cash equivalents in foreign currency	15,669,070	20,229,580

Cash and cash equivalents at the end of the period	287,618,554	210,863,531

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

1. GENERAL INFORMATION

Loma Negra Compañía Industrial Argentina S.A. (hereinafter “Loma Negra”, the “Company” or the “Group”) is a stock company organized according to Argentine Law located in Argentina.

The Company was founded in 1926 and its date of expiration is July 3, 2116 and pursuant to section 4 of its bylaws, its corporate purpose includes engaging in commercial, industrial, real estate and financial activities. It is also authorized to carry out business in the mining and construction industries, and to be operator of transportation and public services.

The main activity of the Company is the manufacturing and marketing of cement and its by-products, and also the exploration of mineral resources that are used in the production process.

The Company, through its subsidiary Cofesur S.A., has control over Ferrosur Roca S.A., a company that operates the rail network Railroad Roca under a concession granted by the Argentine government in 1993 for a period of 30 years, allowing access to several of the Loma Negra’s cement plants to the rail network.

The Company also owns Recycomb S.A., a corporation engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material and Yguazú Cementos S.A., a company organized in the Republic of Paraguay dedicated to the manufacture and marketing of cement.

As of September 30, 2017 the parent company of Loma Negra C.I.A.S.A. is Loma Negra Holding GmbH with a 99.44% interest in its capital and votes. During September 2017, Loma Negra’s Board of Directors was notified of the share transfers under which InterCement Brasil S.A. transferred its shareholding. Loma Negra Holding GmbH is a limited liability company incorporated under the laws of Austria and registered with the General Inspection of Justice in Argentina (the Argentine Register for companies—“IGJ”, and is also indirectly controlled by the same group Camargo Corrêa.

By virtue of (i) the waiver of its right of pre-emptive subscription and accretion for the capital increase for 30,000,000 new ordinary shares (Note 31); and (ii) the transfer of 258,650,000 shares in favor of Citibank N.A., in its character of depositary under the ADSs Deposit Agreement between the Company, Citibank N.A. and the holders and beneficiaries of the ADSs issued thereunder (in the framework of the public offering of shares—Note 31), at the date of issuance of these condensed consolidated interim financial statements, Loma Negra Holding GmbH held 304,233,740 common shares of $ 0.10 each and one vote per share representing 51.0437% of the Company’s share capital and votes.

2. BASIS OF PREPARATION AND GROUP’S ACCOUNTING POLICIES

2.1 Basis of preparation

The accompanying condensed interim consolidated statement of financial position as of September 30, 2017, the condensed interim consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the nine months ended September 30, 2017 and 2016 and the explanatory notes to the condensed interim consolidated financial statements are unaudited and are prepared for interim financial information. These condensed interim consolidated financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

Consequently, all of the disclosures required in accordance with International Financial Reporting Standards (IFRS) for annual financial statements are not included herein, hence, these unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the years ended December 31, 2016, 2015 and 2014 issued on July 7, 2017. In the opinion of management, these unaudited condensed interim consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented.

The financial information as of December 31, 2016 presented in these unaudited condensed interim consolidated financial statements is derived from our audited consolidated financial statements for the year ended December 31, 2016.

The results of operations for nine months and three months periods ended September 30, 2017 and 2016 are not necessarily indicative of the results for the full years. The Company believes that the disclosures are adequate to make the information presented not misleading.

These condensed interim consolidated financial statements were approved for issue by the Board of Directors on November 9th, 2017, which is the date that the condensed interim financial statements were available for issuance.

2.2 Basis of consolidation

These condensed interim consolidated financial statements include the unaudited condensed interim consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation are the same as for the Company’s audited consolidated financial statements for the years ended December 31, 2016, 2015 and 2014, approved by the Board of Directors on July 7, 2017.

The consolidated subsidiaries are as follows:

	Main activity	Place of incorporation and principal place of business	% of direct and indirect equity interest as of
			09-30-2017	12-31-2016	09-30-2016
Subsidiaries:
Cofesur S.A. (1)	Holding	Argentina	100.00	97.64	97.64
Ferrosur Roca S.A. (2)	Train cargo transportation	Argentina	80.00	78.12	78.12
Recycomb S.A.	Waste recycling	Argentina	100.00	100.00	100.00
Yguazú Cementos S.A. (3)	Manufacture and marketing of cement and construction materials	Paraguay	51.00	51.00	35.00

(1)	In 2007, the Company acquired 1,623,474 shares of Cofesur S.A.—representing an interest of 2.36%—to Camargo Correa S.A., which required the approval of the Government to be effective. On March 6th, 2017, the Government approved the acquisition of the shares making it effective since then.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

(2)	Controlled directly by Cofesur S.A. The increase in participation is due to the acquisition of 2.36% of Cofesur S.A.
(3)	Company controlled due to the business combination under common control made on December 22, 2016. As a result, the statement of financial position line items of Yguazú Cementos S.A. as of December 31, 2016 were included in the consolidated statement of financial position of the Company as of December 31, 2016; in the case of the consolidated statement of profit or loss and other comprehensive income, it was consolidated for the period ended September 30, 2017. As of September 30, 2016, the equity in profit or loss of Yguazú Cementos S.A. is presented in the line “Share of profit (loss) of associates”.

Summarized financial information in respect of each of the Group’s subsidiaries that has material non-controlling interests is set out below. The summarized financial information below represents amounts before intragroup eliminations.

a) Yguazú Cementos S.A.

As of	September 30, 2017	December 31, 2016
Current assets (1)	479,135,231	519,436,580
Non-current assets	2,174,741,712	2,016,522,494
Current liabilities (2)	430,237,523	1,811,949,703
Non-current liabilities	1,238,595,370	7,307,114
Equity attributable to the owners of the Company	502,388,911	365,530,116
Non-controlling interests	482,655,139	351,172,141

(1)	Including 44,624,610 and 207,927,790 of Cash and Cash equivalent as of September 30, 2017 and December 31, 2016 (note 16.1 to the financial statements as of December 31, 2016, 2015 and 2014), respectively.
(2)	Including 1,327,610,937 and 1,476,726,832 of Borrowings as of September 30, 2017 and December 31, 2016 (note 16.1 to the financial statements as of December 31, 2016, 2015 and 2014), respectively.

For the nine-months period ended	September 30, 2017
Net revenue	868,768,191
Finance costs, net	(50,380,110)
Depreciation	(123,875,859)
Income tax	(19,233,498)
Profit for the nine-months period	162,758,951

For the nine-months period ended	September 30, 2017
Net cash generated by operating activities	193,743,352
Net cash used in investing activities	(44,077,298)
Net cash used in financing activities	(339,519,549)

The summarized figures presented for Yguazú Cementos S.A. for the period ended September 30, 2017, reflect the amounts resulting from the available information received from Yguazú Cementos S.A. adjusted to conform with IFRS, the Company’s accounting policies and other classification adjustments to conform with Company´s policies.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

b) Ferrosur Roca S.A.

As of	September 30, 2017	December 31, 2016
Current assets	270,667,803	227,349,424
Non-current assets	875,291,942	710,404,407
Current liabilities	756,464,569	594,786,019
Non-current liabilities	199,162,109	166,101,662
Equity attributable to the owners of the Company	152,266,455	138,159,696
Non-controlling interests	38,066,612	38,706,454

For the nine-months period ended	September 30, 2017	September 30, 2016
Net revenue	1,155,978,746	863,776,735
Finance costs, net	(78,848,069)	(107,387,363)
Depreciation	(54,588,881)	(39,616,384)
Income tax	(7,199,899)	17,184,259
Profit or (loss) for the year	13,466,916	(32,469,159)

For the nine-months period ended	September 30, 2017	September 30, 2016
Net cash (used in) generated by operating activities	(76,083,487)	112,708,471
Net cash used in investing activities	(60,060,601)	(42,618,544)
Net cash generated by (used in) financing activities	138,901,895	(11,160,147)

2.3 Accounting policies

Except as described below, these unaudited condensed interim consolidated financial statements have been prepared using the same accounting policies as used in the preparation of our audited consolidated financial statements for the year ended December 31, 2016, except for the adoption of new standards and interpretations effective as of January 1, 2017.

2.3.1 Application of new and revised International Financial Reporting Standards

•	Adoption of new and revised standards

The Company has adopted all of the new and revised standards and interpretations issued by the IASB that are relevant to its operations and that are mandatorily effective at September 30, 2017 as described in note 2.2 to the Company’s consolidated financial statements as of December 31, 2016. The new and revised standards and interpretations mentioned before did not have impact on these interim financial statements.

The Company applied the amendments of IAS 12 retrospectively. However, their application has no effect on the Company’s financial position and performance as the Company has no deductible temporary differences or assets that are in the scope of the amendments.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

•	New accounting pronouncements

In addition to the new and revised IFRSs that have been issued but are not yet mandatorily effective that are described in note 2.2 to the consolidated financial statements as of December 31, 2016, the following revised IFRS were published:

IFRIC 23	Uncertainty over Income Tax Treatments (1)
Amendments to IFRS 9	Financial Instruments (1)
Amendments to IAS 28	Investment in associates and joint ventures (1)

(1)	Effective for annual periods beginning on or after 1 January 2019, with earlier application permitted.

On September 7, 2017, the IASB published IFRIC 23 “Uncertainty over Income Tax Treatments”, which was developed by the IFRS Interpretations Committee to clarify the accounting for uncertainties in income taxes. The interpretation is to be applied to the determination of taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, when there is uncertainty over income tax treatments under IAS 12. The interpretation specifically considers:

•	Whether tax treatments should be considered collectively.

•	Assumptions for taxation authorities’ examinations.

•	The determination of taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates.

•	The effect of changes in facts and circumstances.

The interpretation is effective for annual periods beginning on or after January 1, 2019. Early adoption is permitted.

The directors of the Company do not anticipate that the application of this standard in the future will have a significant impact on the Group’s consolidated financial statements.

The amendments to IFRS 9 (Financial Instruments) issued on October 12, 2017 include changes that allow financial assets with a prepayment option that could result in the compensation received by the option holder for early termination being measured at amortized cost if certain criteria and clarifications are met when accounting for changes or exchanges of financial debts measured at amortized cost in which there is no reduction in the financial debt.

The amendments to IFRS 9 are effective for the year that begins on January 1, 2019, allowing early application. The Board of Directors must evaluate its effects.

The amendments to IAS 28 (Investments in associates and joint ventures) issued on October 12, 2017 clarify that IFRS 9, including its impairment requirements, applies to investments in associates and joint ventures that are part of the net investment in these investments and are not valued using the equity method.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

The amendments to IAS 28 are effective for the annual fiscal year beginning on January 1, 2019, allowing early application. The Board of Directors must evaluate its effects.

The Company has not applied the new and revised IFRSs that have been issued but are not yet mandatorily effective.

2.3.2 Investments in associates

Yguazú Cementos S.A.

The summarized figures presented for Yguazú Cementos S.A. for the period ended September 30, 2016, reflect the amounts resulting from the available information received from Yguazú Cementos S.A. adjusted to conform with IFRS, the Company’s accounting policies and other classification adjustments to conform with Company´s policies.

As of	September 30, 2016
Current assets	421,078,501
Non-current assets	2,105,000,273
Current liabilities	1,778,574,163
Equity	747,504,611

For the nine-month period ended	September 30, 2016
Net revenue	673,854,748
Finance costs, net	1,456,681
Depreciation	(113,380,018)
Income tax	(1,672,506)
Profit for the period	129,119,228
Net cash generated by operating activities	175,048,818
Net cash used in investing activities	(34,232,811)
Net cash used in financing activities	(240,061,934)

2.3.3 Unconsolidated Ferrocarril Roca Management Trust

The 100% interest in the Ferrocarril Roca Management Trust is valued at cost, taking into account the value of contributions made, net of trust expenses, including the financial income accrued as of the balance sheet date. This unconsolidated structured entity refers to the entity which is not controlled by the Company. As of September 30, 2017 and December 31, 2016, the Company´s participation in the unconsolidated trust is as follows:

As of	September 30, 2017	December 31, 2016
Current assets	99,621,113	90,065,227
Current liabilities	57,233	87,150
Equity	99,563,880	89,978,077

3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY

In the application of the Group’s accounting policies, the directors of the Company are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.

There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2016.

As a consequence of the activities to which the Company is engaged, the transactions of the Company do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, historically the volume of sales in Argentina has showed a slight increase.

4. NET REVENUE

	Nine months ended
	September 30, 2017	September 30, 2016
Sales of goods	10,633,005,148	6,930,890,665

Domestic market	10,630,899,218	6,928,800,113
External customers	2,105,930	2,090,552
Services rendered	713,383,877	467,621,940
(-) Bonus / Discounts	(512,268,091)	(357,917,514)

Total	10,834,120,934	7,040,595,091

Net revenue has increased mainly due to the consolidation of Yguazú Cementos S.A. (868,768,689) and the increase in volumes of cement sold in Argentina on an average of 7% combined with an increase on average price of 31%.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

5. COST OF SALES

Nine months ended		September 30, 2017		September 30, 2016
Inventories at the beginning of the year		1,717,088,995		910,372,828
Finished products	141,811,446		88,253,896
Products in progress	611,224,018		221,614,930
Raw materials, materials, spare parts, fuels and inventory in transit	964,053,531		600,504,002

Currency translation difference		20,411,212		—
Purchases and production expenses for the period		7,837,903,218		5,585,834,790
Purchases	1,394,627,416		818,669,254
Production expenses	6,443,275,802		4,767,165,536

Inventories at the end of the period		(1,882,653,485)		(1,239,690,093)
Finished products	(134,984,028)		(110,052,583)
Products in progress	(547,309,014)		(377,536,070)
Raw materials, materials, spare parts, fuels and inventory in transit	(1,200,360,443)		(752,101,440)

Cost of sales		7,692,749,940		5,256,517,525

Cost of sales has increased mainly due to:

a)	the consolidation of Yguazú Cementos S.A. amounting to 602,707,746 for the nine-month period ended September 30, 2017.

b)	the increase of tariffs and prices derived mainly from inflation in Argentina for an average annual rate of approximately 24,6% as of September 30, 2017.

c)	the increase in the volumes sold.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

The detail of production expenses is as follows:

	Nine months ended
	September 30, 2017	September 30, 2016
Fees and compensation for services	83,982,845	33,548,072
Salaries, wages and social security charges	1,491,741,424	1,030,919,480
Transport and travelling expenses	60,672,393	41,107,221
Data processing	5,194,408	4,095,199
Taxes, contributions and commissions	116,477,112	84,259,631
Depreciation and amortizations	446,679,309	359,076,756
Preservation and maintenance costs	753,916,528	574,686,308
Communications	7,086,782	6,027,563
Leases	15,973,316	10,165,898
Employee benefits	32,585,520	23,832,582
Water, natural gas and energy services	2,830,282	1,942,603
Freight	671,866,664	358,473,802
Thermal energy	1,048,125,697	839,442,404
Insurance	16,025,866	12,333,400
Packaging	266,320,536	251,905,635
Electrical power	712,107,050	557,152,759
Contractors	513,807,194	407,410,030
Tolls	7,279,153	7,910,133
Canon	8,357,967	6,284,563
Security	56,114,472	38,539,698
Others	126,131,284	118,051,799

Total	6,443,275,802	4,767,165,536

Production expenses have increased mainly due to the consolidation of Yguazú Cementos S.A. amounting to 343,583,894 for the nine-month period ended September 30, 2017 and the impact of inflation in Argentina for an average annual rate of approximately 24,6% as of September 30, 2017, combined with an increase in demand; which impacted mainly in salaries, wages and social security charges, freights, thermal energy, electrical power and contractors.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

6. SELLING AND ADMINISTRATIVE EXPENSES

	Nine months ended
	September 30, 2017	September 30, 2016
Managers, directors and trustees’ fees	50,308,049	44,876,963
Fees and compensation for services	33,259,140	26,957,162
Salaries, wages and social security charges	281,559,428	202,039,104
Transport and travelling expenses	12,625,860	8,904,017
Data processing	9,921,065	7,455,310
Advertising expenses	18,793,196	14,913,047
Taxes, contributions and commissions	266,695,495	178,025,157
Depreciation and amortization	10,806,759	9,538,051
Preservation and maintenance costs	4,685,232	3,002,919
Communications	6,292,168	5,311,952
Leases	11,878,390	9,615,180
Employee benefits	13,569,587	7,241,705
Water, natural gas and energy services	715,508	346,634
Freight	105,186,343	85,068,415
Insurance	3,041,697	2,522,583
Allowance for doubtful accounts	25,416	6,079,415
Security	1,727,835	861,775
Others	21,007,711	13,862,984

Total	852,098,879	626,622,373

Selling and administrative expenses have increased mainly due to the consolidation of Yguazú Cementos S.A. for the nine-month period ended September 30, 2017 amounting to 30,579,256, and the impact of inflation in Argentina for an average annual rate of approximately 24,6% as of September 30, 2017.

7. OTHER GAINS AND LOSSES

	Nine months ended
	September 30, 2017	September 30, 2016
Gain on disposal of Property, plant and equipment	1,479,734	16,742,576
Donations	(11,116,203)	(10,137,748)
Gain on tax credits acquired	2,048,779	—
Contingencies	(11,890,005)	(4,279,388)
Leases	16,938,407	8,908,141
Miscellaneous	(884,837)	3,141,766

Total	(3,424,125)	14,375,347

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

8. TAX ON DEBITS AND CREDITS TO BANK ACCOUNTS

The general tax rate is 0.6% (six per thousand) for credits and 0.6% (six per thousand) for debits in the amounts credited to or debited from the Company’s bank accounts. On the amount levied on credits, 0.2% may be considered as a payment to be taken into account when calculating the Income Tax. The 0.4% on credits and 0.6% on debits is included in this line of profit or loss.

9. FINANCE COSTS, NET

	Nine months ended
	September 30, 2017	September 30, 2016
Exchange rate differences
Foreign exchange gains	23,213,277	146,852,866
Foreign exchange losses	(238,129,303)	(347,702,169)

Total	(214,916,026)	(200,849,303)

Financial income
Interest from short-term investments	16,658,548	287,769
Interest from loans to related parties (InterCement Brasil S.A.)	3,616,730	11,229,841
Unwinding of discounts on receivables	18,579,599	14,671,157

Total	38,854,877	26,188,767

Financial expenses
Interest on borrowings	(389,148,456)	(457,250,906)
Interest on borrowings with related parties	(9,207,753)	(9,759,431)
Unwinding of discounts on provisions and liabilities	(63,034,577)	(35,266,795)
Others	(37,674,944)	(32,694,885)

Total	(499,065,730)	(534,972,017)

Exchange rate differences have decreased mainly due to the net changes in the valuation of assets and liabilities denominated in US dollars as a consequence of a 18% devaluation of the Argentine peso against US dollar in the nine months period ended September 30, 2016, compared with such variation of the exchange rate during the same period of 2017, which was 10%. The foreign exchange gains of Yguazú Cementos S.A. that were consolidated for the period ended September 30, 2017 amounted to 34,734,977.

10. INCOME TAX

Income tax expense is recognized on the basis of the actual expenses and the statutory rate expected as year-end.

This criteria does not significantly differ from the criteria established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of the year-end.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

The reconciliation of the profit before tax included in the condensed interim consolidated statement of comprehensive income, at the statutory rate, to income tax as disclosed in the condensed interim statements of comprehensive income for the nine months periods ended September 30, 2017 and 2016, respectively, is as follows:

	September 30, 2017	September 30, 2016
Profit before tax	1,481,351,364	401,200,671
Statutory rate (*)	35%	35%

Income tax at statutory rate	(518,472,977)	(140,420,235)
Adjustments for calculation of the effective income tax:
Effect of different statutory income tax rate in Paraguay (*)	45,498,113	—
Share of profit (loss) of associates	—	15,817,106
Other non-taxable income or non-deductible expense, net	(335,336)	417,862

Income tax expense	(473,310,200)	(124,185,267)

INCOME TAX EXPENSE
Current	(457,121,047)	(112,844,390)
Deferred	(16,189,153)	(11,340,877)

Total	(473,310,199)	(124,185,267)

(*)	Statutory rate in Argentina is 35%, while in Paraguay the statutory rate is 10%.

Main components of deferred income tax are as follows:

	September 30, 2017	December 31, 2016
Assets
Provisions	30,609,126	22,003,693
Trade accounts receivable	20,406,971	21,379,619
Others	6,442,534	6,453,592

Total	57,458,631	49,836,904

Liabilities
Other receivables	—	(60,402,707)
Property, plant and equipment	(349,539,570)	(279,594,390)
Others	(18,382,917)	(2,731,820)

Total	(367,922,487)	(342,728,917)

The effective tax rate calculated for the nine months ended September 30, 2017 and 2016 was 31.9% and 31% respectively. The lower effective tax rate for the Company during the nine months ended September 30, 2016 is explained by the share on profit of associates which was not taxable under Argentine tax laws, while as

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

of September 30, 2017, the profit and losses from Yguazú Cementos S.A. are consolidated and subject to income tax in Paraguay.

11. EARNINGS PER SHARE

Basic and diluted earnings per share

The earnings and weighted average number of ordinary shares used in the calculation of basic and diluted earnings per share are as follows:

	Nine months ended		Three months ended
	September 30, 2017	September 30, 2016 (1)	September 30, 2017	September 30, 2016 (1)
Net profit attributable to Owners of the Company— Earnings used in the calculation of basic earnings per share	925,598,613	284,085,974	295,336,732	120,910,007

Weighted average number of ordinary shares for purposes of basic and diluted earnings per share	566,026,490	566,026,490	566,026,490	566,026,490

Basic and diluted earnings per share	1.64	0.50	0.52	0.21

(1)	The Company has given retroactive effect to the number of shares in order to reflect the new capital structure after the share split described in note 18.

12. PROPERTY, PLANT AND EQUIPMENT

	September 30, 2017	December 31, 2016
Cost	9,522,980,784	8,376,720,986
Accumulated depreciation	(3,979,269,847)	(3,495,793,783)

Total	5,543,710,937	4,880,927,203

Land	36,991,061	36,162,817
Plant and buildings	730,732,742	744,839,769
Machinery, equipment and spare parts	3,380,705,937	2,959,823,921
Transport and load vehicles	435,253,392	287,181,987
Furniture and fixtures	14,896,737	13,810,449
Quarries	566,737,732	429,197,452
Tools and devices	12,989,050	11,395,746
Work in progress	365,404,286	398,515,062

Total	5,543,710,937	4,880,927,203

Acquisitions and disposals

During the nine months ended September 30, 2017, the Group acquired assets with a cost of 869,612,703 (the nine months ended September 30, 2016: 571,390,531. The increase derives mainly from quarries (291,116,878) and work in progress (421,907,904).

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

Assets with a net book value of 40,442 were disposed of by the Group during the nine months ended 30 September 2017 (31 December 2016: 7,169,595), resulting in a net gain on disposal of 1,479,734 (31 December 2016: 31,315,437).

13. INVENTORIES

	September 30, 2017	December 31, 2016
Non-current
Spare parts	188,265,804	178,154,305
Allowance for obsolete inventories	(2,133,062)	(2,133,062)

Total	186,132,742	176,021,243

Current
Finished products	134,984,028	141,811,446
Products in progress	547,309,014	611,224,018
Raw materials, materials and spare parts	939,814,430	743,930,982
Inventory in transit	2,328,580	14,824,828
Fuels	258,217,433	205,297,721

Total	1,882,653,485	1,717,088,995

The increase in and Raw materials is mainly due to the increase in stock of gypsum, pozzolana and limestone, amounting to 77,587,499 as compared with December 31, 2016. And the decrease of Products in progress is caused by the decrease in Clinker stock for 65.051.331 as compared with December 31, 2016.

14. PARENT COMPANY, OTHER SHAREHOLDERS, ASSOCIATES AND OTHER RELATED PARTIES BALANCES AND TRANSACTIONS

Balances and transactions between the Company and its subsidiaries have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Group and other related parties are disclosed below.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

The outstanding balances between the Group and the Parent company, other shareholders, associates and other related parties as of September 30, 2017 and December 31, 2016 are as follows:

	September 30, 2017	December 31, 2016
Other related parties
InterCement Brasil S.A. (*)
Loans (Investment)	—	124,767,892
Other receivables	8,145,791	41,737,180
Accounts payable	(12,076,593)	(172,153,538)
Camargo Corrêa S.A.
Other receivables	287,085	35,721,149
CCCimentos Participacoes LTDA
Other receivables	—	1,341,509
Cimpor Trading e Inversiones S.A.
Trade accounts receivable	—	26,240,458
Accounts payable	(270,382,026)	(377,295,476)
Cimpor Servicios de Apoio a Gestao S.A.
Trade accounts receivable	5,257,625	4,770,992
Other receivables	5,625,083	—
Accounts payable	(40,389,869)	—
Cimpor—Cimentos de Portugal, SGPS. S.A.
Accounts payable	—	(14,400,608)
SACOPOR S.A.
Accounts payable	(12,014,329)	—
Concret-Mix S.A.
Trade accounts receivable	12,014,325	7,428,231
Accounts payable	—	(12,391,549)
Constructora Acaray S.A.
Trade accounts receivable	1,784,448	2,138,991
Construshopping S.A.
Trade accounts receivable	651,310	476,253
Ochoa S.A.
Trade accounts receivable	171,520	281,194

(*)	InterCement Brasil was the controlling company of Loma Negra C.I.A.S.A. until the corporate reorganization described in note 1.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

Summary of balances with related parties as of September 30, 2017 and December 31, 2016 is as follows:

Loans (investment)	—	124,767,892
Trade accounts receivable	19,879,228	41,336,119
Other receivables	14,057,959	78,799,838
Accounts payable	(334,862,817)	(576,241,171)

The amounts outstanding are unsecured and will be settled in cash, except the Loan (Investments) which was used for settlement of the acquisition of Yguazú Cementos S.A on July 3, 2017. No guarantees have been given or received on the outstanding balances.

The transactions between the Group and parent companies, associates and related parties for the nine-month periods ended September 30, 2017 and 2016 are detailed as follows:

	Income / (Expense) of Interest and Exchange rate differences		Sale / (Purchase) of Goods and Services
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Associates
Yguazú Cementos S.A.	—	2,740,272	—	3,231,250
Other related parties
InterCement Brasil S.A.	1,196,366	80,036,647	(16,530,508)	—
Cimpor Trading e Inversiones S.A.	(11,314,928)	—	(91,416,533)	(44,881,760)
Cimpor Serv, de Apoio a Gestao S.A.	486,667	—	(19,097,403)	—
Concret-Mix S.A.	—	—	(43,607,455)	—
Sacopor S.A.	(2,014,159)	—	(19,491,248)	—
Construshopping S.A.	—	—	2,821,514	—
Ochoa S.A.	—	—	880,373	—
Constructora Acaray S.A.	—	—	9,424,444	—

The amount recognized in the statement of comprehensive income related to the Company´s key management fees amounted to 50,308,049 and 44,876,963 for the nine-month periods ended September 30, 2017 and 2016, respectively. The fees are short-term benefits.

The Group did not recognized any expense in the current period or in prior years regarding bad or doubtful accounts related to amounts owed by related parties.

At the Board of Directors´ Meetings held on July 21, 2017, the Board approved the offer received from Cimpor—Servicos de Apoio á Gestao de Empresas S.A., in relation to the transfer of know-how related to the production of clinker, cement, concrete, including access to procedures, rules, databases, systems, benchmarking program, tools and best practices in relation to the production process, in order to obtain better product quality. The Company will have to pay a charge (fee) of 1% on its stand-alone basis total revenues of Loma Negra C.I.A.S.A. for the service received. According to its terms, this agreement is effective from August, 1st 2017 to July 2020, and it will be registered before the Instituto Nacional de Propiedad Intelectual (the intellectual property registry in Argentina).

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

15. OTHER RECEIVABLES

	September 30, 2017	December 31, 2016
Non-current
Tax credits	88,007,302	92,271,030
Other receivables to Canon—Ferrosur Roca S.A.	99,563,880	91,550,175
Advance payment for acquisition of shares (Note 14)	—	35,434,064
Advances to suppliers	69,697,772	—
Guarantee deposits	3,801,747	1,941,451
Miscellaneous	4,333,333	8,084,686

Total	265,404,034	229,281,406

Current
Tax credits	78,827,911	97,954,552
Related parties receivables (Note 14)	14,057,959	43,365,774
Prepaid expenses	137,470,824	14,199,214
Guarantee deposits	7,839,003	9,353,393
Reimbursement receivables	13,527,547	13,988,747
Advances to suppliers	19,097,989	19,129,087
Salaries advances and loans to employees	6,908,219	10,879,811
Receivables from sales of Property, plant and equipment	2,642,503	11,455,008
Miscellaneous	24,927,151	5,989,094

Total	305,299,106	226,314,680

Other current receivables variation mainly derived from the increase in prepaid expenses derived from the payment of major inspections as of September 30, 2017.

16. TRADE ACCOUNTS RECEIVABLE

	September 30, 2017	December 31, 2016
Non-current
Receivables with U.E.P.F.P.—Ferrosur Roca S.A.	95,366,087	78,346,682
Accounts receivable	—	84,063

Total	95,366,087	78,430,745

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

The increase in Receivables with U.E.P.F.P. is due to the unwinding of such receivable.

Current
Accounts receivable	1,100,819,149	589,755,049
Related parties (Note 14)	19,879,228	41,336,119
Accounts receivable in litigation	19,080,290	15,084,404
Notes receivable	31,925	4,636,897
Foreign customers	1,499,937	1,210,027

Subtotal	1,141,310,529	652,022,496
Allowance for doubtful accounts	(19,139,124)	(22,858,928)

Total	1,122,171,405	629,163,568

Current trade accounts receivable increased mainly due to the increase in volume, prices and the increase in the average credit period from December 31, 2016 to September 30, 2017.

The decrease in the allowance for doubtful accounts is mainly due to amounts written off during the period amounting to 5,792,037.

17. INVESTMENTS

	September 30, 2017	December 31, 2016
Current Short-term investments
In pesos (1)	155,401,579	470,780,626
In foreign currency (2)	14,972,713	98,660,256
Loans to related parties—InterCement
Brasil S.A. (Note 14)	—	124,767,892

Total	170,374,292	694,208,774

(1)	The Group holds short-term investments denominated in pesos represented by participation in Mutual Funds for a total amount of 155,401,579 and 470,780,626, as of September 30, 2017 and December 31, 2016, respectively. Such investments accrue interest at an annual nominal rate of approximately 23.4% and 23.5% as of September 30, 2017 and December 31, 2016, respectively.
(2)	The Group holds short-term investments denominated in US Dollars represented by Money Market Mutual Funds for a total amount of 14,972,713 and 70,942,028 as of September 30, 2017 and December 31, 2016, respectively, and accrue interest at an annual nominal interest rate of 0.1%. As of December 31, 2016, the Group also held short-term investments in Guarani for 27,718,228, represented by Certificate of Deposits, and accrue interest at an annual nominal rate of approximately 4.25%.

The decrease in Investments is mainly due to the redemption of Mutual funds as of December 31, 2016.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

18. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS

	September 30, 2017	December 31, 2016
Capital stock (Note 31)	56,602,649	56,602,649
Adjustment to capital	151,390,644	151,390,644
Share premium	183,902,074	183,902,074
Other capital adjustments (1)	(435,241,562)	(403,406,965)
Merger premium	98,721,206	98,721,206

Total	55,375,011	87,209,608

The issued, paid-in and registered capital, consists of:

	September 30, 2017	December 31, 2016
Common stock with a face value of $ 0,1 per share and entitled to 1 vote each, fully paid-in (2) (Note 31)	566,026,490	566,026,490

(1)	The Company accounted for the acquisition of the 2.36% of equity share in Cofesur S.A., which was approved by Government in March, 2017.

Since the Company had acquired such participation from Camargo Correa S.A., it applied its accounting policy for acquisitions of entities under common control and recognized the participation at their carrying amount, being the excess of the purchase price over such amount disclosed in Equity under the caption other capital adjustments in Owners´ contributions.

(2)	At the Extraordinary Shareholders’ Meeting held on July 3, 2017, the following matters were approved among others:

•	Authorization of Initial Public Offering of the Company in Argentina or international markets (including Stock Exchange Commission of the United States of America)

•	Potential increase of the capital stock through the issuance of up to 10,000,000 new additional shares, which represents up to 20% of the authorized new shares.

•	Share split of the capital stock from a nominal value of 1 to 0.10 per share.

•	Increase the capital stock in up to 50,000,000, nominal value 0.10 per share, for a value of among USD 1 and USD 6.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

The table below summarizes the impact on the Company´s issued shares of giving effect to the share split described in the preceding paragraph:

Number of Common Shares
Balance as of December 31, 2016 before split approved on July 3, 2017	56,602,649
Effect of the share split approved on July 3, 2017	509,423,841

Balance as of December 31, 2016 after split approved on July 3, 2017	566,026,490

Balance as of September 30, 2017	566,026,490

The Company has given retroactive effect to the number of shares in order to reflect the new capital structure after the share split described above.

The Board meeting held on November 1, 2017, approved the total amount of new shares issued in 30,000,000. Taking into account this resolution, the capital of the Company amounts to $ 59,602,649, represented by 596,026,490 common shares of $ 0.10 par value each and one vote per share (Note 31).

19. ACCUMULATED OTHER COMPREHENSIVE INCOME

	September 30, 2017	December 31, 2016
Cash flow hedging reserve
Balances at the beginning of the year	—	54,402,733
Net change on revaluation of hedging instruments	—	(8,341,700)
Income tax related to gains/losses recognized in other comprehensive income	—	2,919,595
Amounts reclassified to (profit) or loss	—	(75,354,812)
Income tax related to amounts reclassified to profit or loss	—	26,374,184

Balances at the end of the period/year	—	—

Exchange differences on translating foreign operations
Balances at the beginning of the year	149,293,492	114,949,865
Exchange differences of the period/year	53,849,013	34,343,627

Balances at the end of the period/year	203,142,505	149,293,492

Total accumulated other comprehensive income	203,142,505	149,293,492

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

20. BORROWINGS

20.1 Composition of borrowings

	September 30, 2017	December 31, 2016
Borrowings
In foreign currency	3,246,640,851	3,358,702,428
In local currency	1,105,527,507	980,325,932

Total	4,352,168,358	4,339,028,360

Non-current	2,890,489,256	1,277,054,290
Current	1,461,679,102	3,061,974,070

Total	4,352,168,358	4,339,028,360

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

20.2 Detail of borrowings

				September 30, 2017	December 31, 2016
	Company	Interest rate	Due date	Amount	Amount
Borrowings in foreign currency—u$s
Banco Supervielle S.A.	Loma Negra C.I.A.S.A..	5%	Sep-17	—	111,672,996
Banco Patagonia S.A.	Ferrosur Roca S.A.	5.75%	Jul-18	82,740,358	74,721,781
Industrial and Commercial Bank of China (Dubai)	Loma Negra C.I.A.S.A..	3 Month Libor + 3.75%	May-20	1,137,970,193	—
Industrial and Commercial Bank of China (Dubai)	Loma Negra C.I.A.S.A..	3 Month Libor + 3.4%	Jun-19	698,319,363	791,854,007
Itaú-Unibanco S.A.—New York	Loma Negra C.I.A.S.A..	6 Month Libor + 2.9%	Mar-18	—	903,726,812
Inter-American Development Bank (IDB)	Yguazú Cementos S.A.	6 Month Libor + 3.5%	Aug-21	—	621,509,323
Corporación Andina de Fomento (CAF)	Yguazú Cementos S.A.	6 Month Libor + 3.5%	Aug-21	—	621,509,323
Borrowings in foreign currency—Guarani
Banco Continental S.A.E.C.A.	Yguazú Cementos S.A.	8.5%	Aug-25	800,104,936	233,708,186
Sudameris Bank S.A.E.C.A.	Yguazú Cementos S.A.	9.0%	Aug-25	527,506,001	233,708,186
Banco Itaú S.A.—Paraguay	Yguazú Cementos S.A.	7.5%	Aug-17	—	233,708,186

Subtotal in foreign currency				3,246,640,851	3,358,702,428

Borrowings in local currency
Banco Provincia de Buenos Aires	Loma Negra C.I.A.S.A.	BADLAR + 4%	Sep-18	24,483,936	32,000,000
Banco Provincia de Buenos Aires	Loma Negra C.I.A.S.A.	BADLAR + 2%	Mar-19	107,425,339	149,206,763
Banco Provincia de Buenos Aires	Loma Negra C.I.A.S.A.	BADLAR + 2%	Jun-19	126,726,172	150,822,338
Banco Provincia de Buenos Aires	Loma Negra C.I.A.S.A.	BADLAR + 2%	Jul-19	17,510,453	19,879,350
HSBC Bank Argentina S.A.	Loma Negra C.I.A.S.A.	21.75%	Apr-19	157,865,753	—
HSBC Bank Argentina S.A.	Ferrosur Roca S.A.	21.75%	Apr-19	157,865,753	—
Banco Patagonia S.A.	Loma Negra C.I.A.S.A.	BADLAR + 1.65%	Jul-18	93,484,085	164,392,235
Banco Patagonia S.A.	Ferrosur Roca S.A.	BADLAR + 0.5%	Oct-18	75,911,682	122,079,572
Banco Santander Rio S.A.	Loma Negra C.I.A.S.A.	BADLAR + 4%	Jul-18	116,342,797	204,298,831
Syndicated	Ferrosur Roca S.A.	BADLAR + 3.95%	Jul-17	—	36,093,092
Bank overdrafts	Loma Negra C.I.A.S.A.	26.75%	Oct-17	3,121,923	8,266,151
Bank overdrafts	Recycomb S.A.	25.75%	Oct-17	510,285	—
Bank overdrafts	Ferrosur Roca S.A.	26.00%	Oct-17	92,973,708	93,287,600

Subtotal in local currency				1.105.527.507	980,325,932

Total				4,352,168,358	4,339,028,360

Summary of borrowings by Company

	September 30, 2017	December 31, 2016
Loma Negra C.I.A.S.A.	2,483,250,014	2,536,119,483
Ferrosur Roca S.A.	540,797,122	326,182,045
Recycomb S.A.	510,285	326,182,045
Yguazú Cementos S.A.	1,327,610,937	1,476,726,832

Total	4,352,168,358	4,339,028,360

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

Loma Negra C.I.A.S.A.:

(1)	On April 6, 2017, the Company subscribed a loan agreement with HSBC Bank Argentina S.A. for a total amount of 150,000,000 to be settled on April 4, 2019. Fixed interest rate is payable on a quarterly basis.

(2)	In May, 2017, the Company subscribed a loan agreement with Industrial and Commercial Bank of China (Dubai) for a total amount of 1,003,109,250 (u$s 65,000,000) to be settled in five quarterly, equal and consecutive installments with a twelve month grace period after the disbursement, accruing a nominal floating interest rate based on Libor with quarterly repayments.

(3)	On May 15, 2017, the board of directors approved the early cancellation of two loan installments with Itaú UNIBANCO S.A. New York Branch, whose maturities were scheduled for July 30 and November 2017, respectively. This payment was for a total amount of $ 585,891,679 (u$s 37,514,318.49 including interest accrued until that date). On September 22, 2017, the Board of Directors approved the early cancellation of the last installment of the aforementioned loan that had maturity on March 30, 2018 plus interest accrued until that date, which totals $ 323,955,310 (u$s 18,538,123).

(4)	As of September 30, 2017, the Company had bank overdrafts for total amount of 3,121,923.

Ferrosur Roca S.A.:

(1)	On April 6, 2017, the Company subscribed a loan agreement with HSBC Bank Argentina S.A. for total amount of 150,000,000 to be settled on April 4, 2019. Fixed interest rate is payable on a quarterly basis.

(2)	As of September 30, 2017, Ferrosur Roca S.A. had bank overdrafts for total amount of 224,279,329.

Yguazú Cementos S.A.:

On August 8, 2017, Yguazú Cementos S.A. entered into two loan agreements with two Paraguayan Banks and agreed the following terms:

Banco Continental S.A.E.C.A.:

Principal amount: 255,000,000,000 Guaranies (715,500,000)

Maturity: 8 years

Interest Rate: 8.5% for the first year. After the first anniversary, the interest rate shall be adjusted according to an average of rates published by the Banco Central of Paraguay plus 0.32%. In no case the interest rate shall be lower than 8.5%. Interests will be paid every nine months starting in February 2018.

Payment of principal: 15 equal and consecutive installments on a semiannual basis, starting in August, 2018.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

Sudameris Bank S.A.E.C.A.

Principal Amount: 168,000,000,000 Guaranies (534,240,000)

Maturity: 8 years

Interest Rate: 9% for the first year. After the first anniversary, the interest rate shall be adjusted according to an average of rates published by the Banco Central of Paraguay, plus 0.82% In no case the interest rate shall be lower than 9%. Interests will be paid every nine months starting in February 2018.

Payment of principal: 15 equal and consecutive installments on a semiannual basis, starting in August, 2018.

The proceeds of such loans were used to prepay all the outstanding amounts of the loans granted in 2013 by the Inter-American Development Bank (“IDB”) and Corporación Andina de Fomento (“CAF”), together with short term debt with Banco Itaú Paraguay.

In order to guarantee the payment of the new loans, Yguazú Cementos S.A. has created liens (pledge and mortgage) over land and property (Villa Hayes Plant, Itapucumi quarry site and equipment ) in favor of the local banks for up to Gs. 423.000.000.000, equivalent to the amount of both loans.

20.3 Movements of borrowings

The movements of borrowings in the nine-month period ended September 30, 2017 are outlined below:

September 30, 2017
Balances at the beginning of the year	4,339,028,360

New borrowings	2,920,470,077
Interest accrual	388,887,383
Currency translation difference	168,628,348
Effect of the exchange rate differences	188,078,499
Interest payments	(418,047,876)
Principal payments	(3,234,876,434)

Balances at the end of the period	4,352,168,358

As of September 30, 2017 the long-term loans have the following maturity schedule:

Year
2018	454,238,203
2019	1,160,656,389
2020	401,560,474
2021	174,806,838
2022 to 2025	699,227,352

Total	2,890,489,256

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

21. ACCOUNTS PAYABLE

	September 30, 2017	December 31, 2016
Non-current
Accounts payable for investments in Property, plant and equipment and intangible assets	65,111,842	69,989,797
Expense accrual	—	11,922,779

Total	65,111,842	81,912,576

Current
Suppliers	1,030,258,748	1,005,308,084
Related parties (Note 14)	334,862,817	576,241,171
Accounts payable for acquisitions of Property, plant and equipment and intangible assets	116,214,413	280,599,659
Expense accrual	493,961,080	363,951,348

Total	1,975,297,058	2,226,100,262

The decrease is mainly due to the cancellation of debt with related parties as a result of the compensation of the debt for the purchase of Yguazú Cementos S.A. (Note 14), the payment of the debts with Cimpor Trading S.A. and the decrease in the accounts payable for the acquisition of investments in property, plant and equipment and intangible assets as a result of the reduction of the average payment days.

22. PROVISIONS

	September 30, 2017	December 31, 2016
Labor and Social Security	47,089,577	29,256,783
Environmental restoration	76,328,417	59,616,013
Civil and others	41,565,155	31,810,692

Total	164,983,149	120,683,488

Changes in the provisions were as follows:

	Labor and Social Security	Environmental restoration	Civil and others	Total
Balances as of December 31, 2016	29,256,783	59,616,013	31,810,692	120,683,488
Increases	21,337,917	19,551,130	13,073,683	53,962,730
Uses	(3,505,123)	(2,838,726)	(3,319,220)	(9,663,069)

Balances as of September 30, 2017	47,089,577	76,328,417	41,565,155	164,983,149

The increase is mainly due to the unwinding of the amounts included in the provisions amounting to 37,899,934. The additional increase amounting to 11,890,005 (disclosed in Note 7—Other gains and losses) is due to new lawsuits none of which is individually significant and an amount of 4,172,792 of environmental restoration included in Property, plant and equipment.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

23. TAX LIABILITIES

	September 30, 2017	December 31, 2016
Non-current
Facilities payment plans	553,869	1,087,580

Total	553,869	1,087,580

Current
Income tax expense	259,143,988	49,995,504
Value added tax	164,396,149	102,065,724
Turnover tax	39,358,480	23,546,780
Other taxes, withholdings and perceptions	47,384,781	49,478,280

Total	510,283,398	225,086,288

Tax liabilities increase is mainly due to the increase in Income tax liabilities as a result of the higher taxable profit of the current period compared with the same period of 2016 and the increase in Tax to the added value to be paid as a result of the higher sales of the period.

24. CASH AND CASH EQUIVALENTS

For the purposes of the consolidated statement of cash flows, cash and cash equivalents include cash, bank accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition). Cash and cash equivalents at the end of the periods as shown in the consolidated statement of cash flows can be reconciled to the related items in the consolidated statement of financial position as follows:

	September 30, 2017	December 31, 2016
Cash and Banks	117,244,262	233,844,913
Short-term investments and others (Note 17)	170,374,292	569,440,882

Cash and cash equivalents	287,618,554	803,285,795

25. FINANCIAL INSTRUMENTS

25.1 Net debt to equity ratio

The net debt to equity ratio of the period is as follows:

	September 30, 2017	December 31, 2016
Debt (i)	4,352,168,358	4,339,028,360
Cash and cash equivalents	287,618,554	803,285,795

Net debt	4,064,549,804	3,535,742,565
Equity (ii)	1,764,001,522	1,130,511,577
Net debt to equity ratio	2.30	3.13

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

(i)	Debt is defined as current and non-current borrowings.
(ii)	Equity includes all reserves and capital of the Group which are managed as capital.

25.2 Categories of financial instruments

	September 30, 2017	December 31, 2016
Financial assets
Cash and banks	117,244,262	233,844,913
Fair value through profit or loss (1)	170,374,292	541,722,654
Held to maturity investments	—	27,718,228
Loans and receivables	1,288,666,735	926,540,358

	September 30, 2017	December 31, 2016
Financial liabilities
Amortized cost	7,378,913,637	7,310,962,385

(1)	Fair value hierarchy—Level 1—Quoted bid in an active market.

25.3 Financial Risks

The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, described below, interest risk, credit risk and liquidity risk). The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed.

The condensed interim consolidated financial statements do not include all the information and disclosures on financial risk management, therefore, they should be read in conjunction with the Group´s annual consolidated financial statements.

25.4 Fair value measurements

Fair value measurements are described in note 34 to the annual consolidated financial statements.

Between December 31, 2016 and September 30, 2017, there have been no significant changes in the business economic circumstances affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or amortized cost. In addition, no transfer has occurred among the different levels of fair value hierarchy during the period.

The carrying amounts of financial assets and liabilities related to trade receivables, other current and non-current receivables, trade payables and other liabilities, where applicable, included in the condensed interim consolidated statement of financial position as of September 30, 2017 and December 31, 2016, approximate to their fair values. Borrowings are subsequently measured at amortized cost considering the effective interest rate method, which approximate to its fair value.

The Company practices a careful liquidity risk management. However, as of September 30, 2017, the condensed interim consolidated financial statements reflect a negative working capital of 975,458 thousands. Given the nature of the activity of the Company, which has predictable cash flows, it can operate with negative working capital. This condition is not related to insolvency, but rather to a strategic decision.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

The Management of the Company fulfilling its objective of decreasing the level of negative working capital, during the period, has improved the debt ratio with longer-term loans (see note 20) and has increase the capital stock in 30,000,000 shares, nominal value 0.1$ per share, for a value of 66.78 per share (see note 31).

The Management of the Company considers that the liquidity risk exposure is low since the Company has been generating cash flows from its operating activities, supported on strong profits, and has access to loans and financial resources, as explained in Note 20.

25.5 Exchange risk management

The Group carries out transactions in foreign currency; and is hence exposed to exchange rate fluctuations. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts.

The amounts of monetary assets and liabilities denominated in foreign currency at the end of the reported period/year are as follows:

	September 30, 2017	December 31, 2016
Liabilities
US Dollars	2,360,965,422	3,602,828,793
Guarani	1,512,688,047	272,717,762
Euro	10,452,981	235,771,525
Real	13,918	12,359
Assets
US Dollars	74,950,188	321,575,956
Guarani	321,357,095	325,933,382
Euro	46,503,387	17,781,524
Real	86,458	12,978

Foreign currency sensitivity analysis

The Group is mainly exposed to the US dollar.

The following table shows the sensitivity of the Group to an increase in the US dollar and Guaraní exchange rate. The sensitivity rate is the one used when reporting to the top executive level and represents the management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis only includes outstanding foreign-currency monetary items and adjusts translation of such items on the balance sheet date considering a reasonably possible 25% increase in the exchange rate.

	US Dollar effect (in thousands of pesos)	Guaraní effect (in thousands of pesos)
	September 30, 2017	September 30, 2017
Loss for the period	571,504	151,895
Decrease in net equity	571,504	151,895

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

26.	NON-CASH TRANSACTIONS

Below is a list of transactions that did not involve cash flow movements in the nine-month periods ended September 30, 2017 and 2016:

	September 30, 2017	September 30, 2016
—Payments of property, plant and equipment financed	(44,588,764)	(52,355,446)
—Acquisition of 2.36% interest in Cofesur S.A.(*)	35,434,064	—
—Compensation of debt for the purchase of Yguazú Cementos S.A. with the loan to InterCement Brasil S.A.( Note 14)	97,583,285	—
—Compensation of debt for other purchases with InterCement Brasil S.A. with other credits	34,932,897	—

(*)	The Company applied the receivable for 35,434,064 outstanding as of December 31, 2016, to the acquisition of 2.36% of interest in Cofesur S.A. approved by Government in March, 2017 (note 18).

27. SEGMENT INFORMATION

The Company has adopted IFRS 8—Operating segments, that requires operating segments to be identified on the basis of internal reports regarding components of the Company that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance.

Due to the acquisition of Yguazú Cementos S.A. (note 16 to the financial statements for the year ended December 31, 2016), since January 1, 2017, the Executive Committee reviews the segment information broken-down as described below. As of September 30, 2016, the 35% participation in Yguazú Cementos S.A.´s profit was included in Share of profit (loss) of associates, amounting to 45,191,730, since it was not consolidated.

For the purposes of managing its business both financially and operatively, the Company has classified its businesses segments as follows:

i)	Cement, masonry cement and lime—Argentina: this segment includes the results from the cement, masonry cement and lime business in Argentina, and comprises the procurement of the raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions intended to obtain the cement, masonry cement and lime.

ii)	Cement—Paraguay: this segment includes the results from the cement business in Paraguay, and comprises the procurement of the raw materials from quarries, the manufacturing process of clinker and their subsequent grinding with certain additions intended to obtain the cement.

iii)	Concrete: this segment includes the results from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination.

iv)	Aggregates: this segment includes the results from the production and sale of granitic aggregates.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

v)	Railroad: this segment includes the results from the provision of the railroad transportation service.

vi)	Others: this segment includes the results of the industrial waste treatment and recycling business for its use as fuel or raw material.

	September 30, 2017	September 30, 2016
Net revenue
Cement, masonry cement and lime—Argentina	8,215,594,718	5,943,313,280
Cement—Paraguay	868,768,191	—
Concrete	1,285,582,279	745,600,700
Railroad	1,155,978,746	863,776,735
Aggregates	193,091,873	132,276,713
Others	106,362,683	57,266,160
Eliminations	(991,257,556)	(701,638,497)

Total	10,834,120,934	7,040,595,091

Cost of sales
Cement, masonry cement and lime—Argentina	5,665,601,136	4,388,036,435
Cement—Paraguay	602,707,746	—
Concrete	1,209,458,798	687,099,878
Railroad	965,349,437	735,628,257
Aggregates	189,335,991	120,088,900
Others	51,554,388	27,302,552
Eliminations	(991,257,556)	(701,638,497)

Total	7,692,749,940	5,256,517,525

Selling, administrative expenses and other gains and losses
Cement, masonry cement and lime—Argentina	650,759,142	489,456,070
Cement—Paraguay	33,687,886	—
Concrete	57,215,397	36,887,141
Railroad	80,388,758	63,256,006
Aggregates	4,197,879	3,741,185
Others	29,273,942	18,906,624

Total	855,523,004	612,247,026

Depreciation and amortization
Cement, masonry cement and lime—Argentina	257,336,059	312,839,113
Cement—Paraguay	123,918,413	—
Concrete	13,340,223	9,593,486
Railroad	54,588,879	39,616,384
Aggregates	6,406,102	5,132,391
Others	1,896,392	1,433,433

Total	457,486,068	368,614,807

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

	September 30, 2017	September 30, 2016
Net revenue less cost of sales, selling, administrative expenses and other gains and losses
Cement, masonry cement and lime—Argentina	1,899,234,440	1,065,820,775
Cement—Paraguay	232,372,559	—
Concrete	18,908,084	21,613,681
Railroad	110,240,551	64,892,472
Aggregates	(441,997)	8,446,628
Others	25,534,353	11,056,984

Total	2,285,847,990	1,171,830,540
Reconciling items:
Share of profit (loss) of associates	—	45,191,730
Tax on debits and credits banks accounts	(129,369,747)	(106,189,046)
Finance costs, net	(675,126,879)	(709,632,553)
Income tax	(473,310,200)	(124,185,267)

NET PROFIT FOR THE PERIOD	1,008,041,164	277,015,404

	September 30, 2017	December 31, 2016
Geographical information
Non-current assets
Argentina	4,024,925,237	3,444,863,021
Paraguay	2,174,741,712	2,016,522,494

For these purposes, non-current assets do not include deferred tax assets.

No single customer contributed 10% or more of the Group´s revenue for the nine-month periods ended September 30, 2017 and 2016.

28. GUARANTEES GRANTED TO SUBSIDIARIES

On May 24, 2012, Ferrosur Roca S.A. obtained financing from a group of banks for 150,000,000, which was used to refinance financial debts, working capital and investments. On January 21, 2014, the borrowing was renegotiated, modifying the amortization period of principal owed as of such date and the applicable rate. This refinanced loan had a guarantee by Loma Negra C.I.A.S.A. As of September 30, 2017, this loan was totally canceled.

On October 21, 2015 Ferrosur Roca S.A. subscribed a loan agreement with Banco Patagonia S.A. for an amount of 130,000,000. Such Loan was guaranteed by Loma Negra C.I.A.S.A. The balance outstanding as of September 30, 2017 amounted to 75,911,682.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

During 2016, Ferrosur Roca S.A. subscribed a loan agreement with Banco Patagonia S.A. for an amount of u$s 4,700,000. Such Loan was guaranteed by Loma Negra C.I.A.S.A. The balance outstanding as of September 30, 2017 is 82,740,358.

In April, 2017, Ferrosur Roca S.A. subscribed a loan agreement with HSBC Bank Argentina for an amount of 150,000,000. Such Loan was guaranteed by Loma Negra C.I.A.S.A. The balance outstanding as of September 30, 2017 is 157,865,753.

29. COMMITMENTS

Commitments are described in Note 39 to the annual consolidated financial statements as of December 31, 2016.

Under the contract between the Company and Sinoma International Engineering Co. Ltd for the construction of a new cement plant, Loma Negra C.I.A.S.A. assumed new commitments corresponding to Phase 1 of the investment project for a total of 35,060,000 (u$s 2,000,000—see Note 30).

30. INVESTMENT PROJECTS

At the Board of Directors´ Meetings held on July 21, 2017, the Board accepted the Offer received from the Chinese company Sinoma International Engineering Co. Ltd. (“Sinoma”) for the construction of a new cement plant with a capacity of 5,800 tons per day of clinker. The offer includes the engineering, provision and shipment of all the equipment for the plant and its construction.

The work will be executed in two phases:

a)	Phase 1: basic engineering of the new plant and study of soil in situ (5 months).

b)	Phase 2: equipment provision and plant construction (26 months). The Company has the right to notify Sinoma the start-up of Phase 2 within the term of 1 (one) year counted as from the Commencement of Phase 1. If such notice is not given within such term, it shall be understood that Phase 2 was automatically terminated, and the Company shall not be liable for, neither assumes, any kind of compensation, costs, expenses and/or any direct or indirect loss or damages arising from the termination.

Total cost of the project amounts to 5,000,000,000 (2,167,648,300 plus u$s 107,414,700 plus Euros 41,574,600). The costs in local currency will be adjusted periodically in accordance with an agreed formula.

Phase 1 is being executed, particularly the relevant soil studies in the area and the development of basic engineering.

31. SUBSEQUENT EVENTS

The Group has evaluated subsequent events to assess the need for potential recognition or disclosure in these condensed interim consolidated financial statements. Such events were assessed until November 9, 2017 the date these financial statements were available to be issued.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

CONDENSED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

(All amounts are expressed in Argentine Pesos—$—except otherwise indicated)

Loma Negra C.I.A.S.A.:

On July 7 and September 22, 2017, the Board of Directors of the Company had requested authorization for the listing of its outstanding shares in Argentine Stock Exchanges and Markets (BYMA) and deposit certificates representing shares in the New York Stock Exchange.

The Board of Directors on September 27 and October 9, 2017, decided i) to set the price range of the new shares between USD 3 and USD 3.8 per share; ii) determine the maximum amount of shares to be issued in 30,000,000 new shares; and iii) launch the process of public placement in Argentina of the new shares simultaneously with the public offering of the new shares represented in American Depositary Shares (“ADS”), representing five ordinary shares of the Company for each ADS in the United States and the public offer of existing shares of Loma Negra Holding GmbH.

Taking into account that the requests for authorization of listing of shares were duly approved by both markets and that on October 31, 2017 ended the period of offer and preferential subscription and of accretion, the Board of Directors on November 1, 2017, approved the total amount of issuance of the new shares in 30,000,000 and set the final subscription price of the shares in 66.78 per ordinary share and 333.89 per ADS.

By virtue of the facts described in the preceding paragraph, as of November 1, 2017, the capital of the Company amounts to 59,602,649, represented by 596,026,490 common shares of $ 0.10 par value each and one vote per share.

After the pre-emptive subscription and accretion exercise of the Company’s current shareholders, the new shares were awarded for 20,940,252 shares in the Local Offer and 9,000,000 shares represented by 1,800,000 ADSs in the International Offer.